SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VALE S.A.	VALE OVERSEAS LIMITED
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)	CAYMAN ISLANDS (Jurisdiction of Incorporation or Organization)

Avenida Graça Aranha, No. 26

20030-900 Rio de Janeiro, RJ, Brazil
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.                ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.                ☐

Securities Act registration statement file numbers to which this form relates: 333-162822 and 333-162822-01

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4.375% Guaranteed Notes due 2022	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.    Description of Registrants’ Securities to Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Debt Securities” on pages 6 through 18 of the Prospectus dated November 3, 2009 included in the Registration Statement on Form F-3 of Vale Overseas Limited (the “Company”) and Vale S.A. (the “Guarantor”) (Registration Nos. 333-162822 and 333-162822-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to the Notes” and “Description of the Notes” on pages S-9 through S-10  and S-12  through S-19, respectively, of the related Prospectus Supplement, dated January 4, 2012.

Item 2.    Exhibits.

99(A).  Prospectus dated November 3, 2009, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on November 3, 2009 (Registration Nos. 333-162822 and 333-162822-01).

99(B).  Prospectus Supplement dated January 4, 2012, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on January 5, 2012.

99(C).  Amended and Restated Indenture dated November 21, 2006, among the Company, the Guarantor and The Bank of New York Mellon (as successor to The Bank of New York), incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on November 3, 2009 (Registration Nos. 333-162822 and 333-162822-01).

99(D).  Twelfth Supplemental Indenture dated January 11, 2012, among the Company, the Guarantor and The Bank of New York Mellon, including the form of global note, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on January 11, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

VALE S.A.
(Registrant)

	By:	/s/ Sonia Zagury
Name:Sonia Zagury
Title: Attorney-in-Fact

	By:	/s/ Bruna Gonçalves Botelho
Name: Bruna Gonçalves Botelho
Title: Attorney-in-Fact

VALE OVERSEAS LIMITED
(Registrant)

	By:	/s/ Sonia Zagury
Name: Sonia Zagury
Title: Director

	By:	/s/ Bruna Gonçalves Botelho
Name: Bruna Gonçalves Botelho
Title: Attorney-in-Fact

Date: January 11, 2012

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99(A)

Prospectus dated November 3, 2009, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on November 3, 2009 (Registration Nos. 333-162822 and 333-162822-01).

99(B)	Prospectus Supplement dated January 4, 2012, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on January 5, 2012.

99(C)

Amended and Restated Indenture dated November 21, 2006, among the Company, the Guarantor and The Bank of New York Mellon (as successor to The Bank of New York), incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on November 3, 2009 (Registration Nos. 333-162822 and 333-162822-01).

99(D)

Twelfth Supplemental Indenture dated January 11, 2012, among the Company, the Guarantor and The Bank of New York Mellon, including the form of global note, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on January 11, 2012.